UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date  of  Report  (Date  of  earliest  event  reported):   June  1,  2001
                                                           --------------



                    NATIONAL MANUFACTURING TECHNOLOGIES, INC
                    ----------------------------------------
             (Exact name of registrant as specified in its charter)




California                           0-16055                          95-3267788
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(State  or  other  jurisdiction     (Commission  File Number)               (IRS
of  incorporation)                                                      employer
                                                            Identification  No.)



4040  Calle  Platino,  Oceanside,  CA                                      92056
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(Address of principal executive offices)                              (Zip Code)



                                 (760) 941-9422
                                 --------------
              (Registrant's telephone number, including area code)




1958  Kellogg  Avenue,  Carlsbad,  CA                              92008
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          (Former name or former address, if changed since last report)

ITEM  1.  Not  applicable.

ITEM  2.  Disposition  of  Assets

     As noted in the Company's Form 10-Q for the quarter ended December 31, 2001, National Manufacturing Technologies, Inc.'s, ("NMT" or the "Company") cash flow and revenues were adversely impacted during the quarter ended December 31, 2000 by slow payments from a significant electronic manufacturing services ("EMS") customer and a reduction in business volume from that customer. The
Company was able to partially offset the impact of these delayed payments by slowing payments to its vendors.

     In the same 10-Q, the Company announced it had discontinued its links manufacturing operation which had generated a net loss of $1,635,000 for the nine months ended December 31, 2000 as compared to a net loss of $748,000 during the nine months ended December 31,1999. The increase in the net loss on the discontinued link manufacturing operation was related to low margins, substantially higher utility costs, and reserves booked by the Company pending the sale of this business. The operation of the Company's links business was adversely impacted during the quarter ended December 31, 2000, by the decision of its primary customer to order re-testing of a significant quantity of links previously manufactured for that customer. During and subsequent to the testing process, payments to the Company and shipments of product were interrupted and delayed. The testing was not fully completed until March 2001. The results of testing established the acceptability for use of links manufactured and shipped by the Company.

     Subsequent to December 31, 2000, the EMS customer referenced above stopped all payments and stopped accepting shipments. Action has been initiated to recover costs and damages from this customer. The Company has also initiated action to recover damages associated with the actions of the links manufacturing customer referenced above. While there can be no assurances of success in these actions, the Company will diligently pursue these parties to recover all damages.

     As a result of the adverse effect of the above customer issues, the Company had been in default of certain covenants with its primary lender, also disclosed in the 10-Q for the quarter ended December 31, 2000. The Company's primary lender reacted to the above customer issues by significantly reducing funding availability. The combination of these events severely impacted the operations of the Company, including limiting NMT's ability to pay unsecured creditors.

     In December 2000, the Company began discussions with Comtel Holdings, an EMS holding company and the owner of Alton Diversified Technologies, Inc., on a potential merger transaction. The events described above significantly impacted NMT's position in these discussions. The final transaction described below differs significantly from that which was originally discussed; however, it was the Company's belief that the final transaction consummated was the best alternative available for its shareholders. In addition, the Company's primary lender had advised the Company of its intent to exercise all of its available remedies under its loan covenants, unless the sale of the Company's assets to Comtel Holdings proceeded.

     This transaction, in the Company's opinion, was also the only viable transaction that could be completed in time for the Company to avoid foreclosure action by its primary lender.

     On June 1, 2001, I-PAC Manufacturing, Inc. ("I-PAC"), a wholly-owned subsidiary of National Manufacturing Technologies, Inc. ("NMT"), and I-PAC's wholly owned subsidiary, IPAC Precision Machining, Inc. ("IPMI"), entered into Asset Purchase Agreements ("Agreements"), attached as exhibits to this filing, with Alton Diversified Technologies, Inc. ("ADTI"). The assets purchased included inventory, equipment, computer hardware/software, scheduled contracts including capital leases, backlog orders, customer data and supplier data, leased real property, permits, books and records. The sale of assets pursuant to the Agreements did not include, accounts receivable and bank accounts, nor did ADTI assume any liabilities other than accrued vacation for the employees of I-PAC, IPMI and NMT that were hired by ADTI. Proceeds from the sale of these assets and the collection of outstanding accounts receivable by the Company will be used to pay off amounts owing to Celtic Capital ("Celtic"), the Company's primary secured lender, as well as other secured lenders to the Company.

     The sale of assets was approved by I-PAC's, IPMI's, and NMT's Board of Directors and was not subject to shareholder approval as no stock was exchanged in the transaction and the consideration for purchased assets was all in cash or debt instruments.

     ADTI paid for the purchased assets with a series of notes (the "Notes"). Payment for inventory of I-PAC was made in the form of $1,788,000 Inventory Note and payment for equipment of I-PAC was made in the form of an Equipment Note in the amount of $455,000. Payment for inventory of IPMI was made in the form of $521,000 Inventory Note and payment for equipment of IPMI was made in the form of an Equipment Note in the amount of $1,547,000. The purchase price of the inventory was determined by lower of cost or market. The amounts of the Inventory Notes are subject to further adjustment based upon actual usage and usability of the inventory over a period of time. The purchase price of equipment was determined by appraised orderly liquidation value. Copies of the Notes are attached as exhibits to this filing. Equipment and Inventory Notes are in favor of the subsidiaries which owned those respective assets sold. The Notes and all payments pursuant to the Notes have been assigned Celtic. The proceeds will be used to pay off obligations owing to Celtic. In addition to these Notes, outstanding accounts receivable as of June 1, 2001, will be collected by the Company and be used to also pay down outstanding loans to Celtic. Those accounts receivable consisted of approximately $2,663,000 for I-PAC; $1,198,000 for IMPI; and $816,000 for National Metal Technologies, Inc. These accounts receivable totals include approximately $1.9 million due from the two customers discussed at the beginning of this report who are in default to the Company and that the Company is taking action against to collect. The total amounts owing to Celtic at closing of the transaction with ADTI consisted of: inventory loans of $467,000, accounts receivable loans of $3,020,000 and equipment loans of $1,438,000. Once Celtic receives payment in full from the Notes and collection of accounts receivable, the Notes and remaining accounts receivable payments will be re-assigned to NMT and used to pay off remaining secured lenders. After payment of the Celtic loans, approximately $1.8 million of junior secured debt and priority tax debt will remain to be paid be paid from these proceeds.

     ADTI hired the majority of I-PAC's and IPMI's employees and assumed the accrued vacation liability owing to the employees which amounted to approximately $250,000.

     ADTI assumed the Carlsbad, CA facility lease which previously housed the Electronics Interconnect Manufacturing Services Group and the corporate headquarters. ADTI entered into a new replacement lease for the Vista, CA facility which previously was occupied by the Enclosure and Metal Fabrication Manufacturing Services Group. ADTI now occupies the locations previously leased and located in Carlsbad, CA and Vista, CA. NMT has moved its corporate headquarters to its remaining facility located in Oceanside, CA.

     In consideration of a non-competition covenant, ADTI gave National Manufacturing Technologies, Inc., a EBITDA Note. Per the terms of the EBITDA Note, for a period of five years from and after the date of closing, NMT agrees that it shall not engage or participate in a business in competition with the business formerly conducted by either I-PAC or IPMI. Per the terms of the note, EBITDA is defined as net income in accordance with generally accepted accounting principles. The amount of the EBITDA Note to be paid to NMT will be equal to 50% of EBITDA recorded by ADTI for the 12 month period commencing 90 days after June 1, 2001, from the Carlsbad, Vista and Tijuana facilities it will now operate. Any payment due to NMT will be made in 48 equal payments, beginning November 2002. There is no minimum amount guaranteed under the EBITDA Note; the amount is dependent upon performance during the Transitional EBITDA Period (June 1, 2001 - August 31, 2001) and the EBITDA Measurement Period (September 1, 2001
-  August  31,  2002).

     The closing of the portion of transaction with ADTI for the I-PAC operation located in Mexico is expected to close within 30 to 60 days, subsequent to the initial I-PAC closing of June 1, 2001. The terms and conditions of the closing of the Mexican operation have been agreed to and are included in the Asset Purchase Agreement for I-PAC. Upon closing, I-PAC will be released from all future obligations under the facility lease and payments due to current employees.

     The Company and its subsidiaries entered into a Workout Agreement and a Letter of Agreement on the Collection of Accounts Receivable (the "AR Letter") with Celtic which governs the plan for repayment of outstanding debt owed to Celtic. The Workout Agreement gives Celtic the right to force the sale of the remaining equipment owned by the National Metal Technologies, Inc., subsidiary, at an auction to be held not later than October 31, 2001; provided, however, that NMT shall not be required to proceed with such auction if, on or before September 30, 2001, Celtic has been repaid at least $4,000,000 in principal amount of the indebtedness owed to Celtic. However, NMT will proceed immediately with such auction, regardless of the date, if NMT fails at any time to make a payment of rent to the landlord of the Oceanside, CA facility. The Company is currently negotiating an amendment to the lease on the Oceanside facility to allow for reduced rent payments over the next two years with increased payments in later years. The Company believes that the proceeds of the Notes and collection of accounts receivable will be sufficient to pay off all of the Company's secured debt and its obligations for state and federal taxes. The proceeds will not be sufficient, however, to pay the unsecured debt and other obligations of the subsidiaries whose assets were sold, or to pay other unsecured obligations of the Company or its remaining operating subsidiary, National Metal Technologies, Inc. The Company has no going forward credit facilities and must operate from cash flow generated from its remaining operating business, until such time as it may be the beneficiary of payments from the Notes.

ITEM  3  -  4.  Not  applicable.

ITEM  5.  Other  Events

This 8-K contains forward-looking statements that involve risks and uncertainties. These statements include, without limitation, statements relating to the Company's plans and objectives for future operations, assumptions and statements relating to the Company's future economic performance, management's opinions about the competitive position of the Company's products, the ability of the Company to compete successfully and other non-historical information. The Company's actual results could differ materially from those discussed herein. Factors that could cause or contribute to such differences include, without limitation, those risks discussed in Item 6 under the heading "Additional Risk Factors" as well as those discussed elsewhere in the Company's Annual Report on Form 10-KSB.

     With the closing the transaction described in Item 2 above, NMT has implemented a business plan for going forward. The Company has one remaining operational subsidiary which is located at its one remaining facility in Oceanside, CA. That subsidiary will continue to operate its commercial metal stamping business and the Company expects that operation to be sufficient to support the Company's corporate structure, although no assurance can be provided that the cash flow from that operating subsidiary will be sufficient to enable the Company and that subsidiary to meet their obligations. The Company believes it can continue the commercial metal stamping business and is seeking an interested buyer for that business or its assets. However, there can be no guarantee that the Company will be successful in its attempt to sell the business.

     The Company believes that the payments described in the transaction with ADTI are sufficient to payoff all secured lenders and priority tax debt over time, therefore relieving the Company's balance sheet of all secured debt and priority tax debt. NMT's intent is to market its public shell and seek a transaction with a profitable private company interested in becoming public who can make use of the available tax NOL. The Company is currently negotiating compromise agreements with unsecured creditors of its subsidiaries and the parent. The Company believes that its success in going forward and in finding a future merger partner is dependent upon its successful completion of negotiations to significantly compromise the amount of unsecured debt that is currently carried on the balance sheet of the Company and its various subsidiaries.

     The Company declared a stock dividend giving every shareholder of record on June 4, 2001, one additional share of common stock for every two shares of common stock held as of the record date. The Company believes this stock dividend is in the interest of existing shareholders.

ITEM  6.  Not  applicable.

ITEM  7.  EXHIBITS

     10.78 Asset Purchase Agreement by and among I-PAC Manufacturing, Inc., (dba National Manufacturing Technologies Electronics), Alton Diversified Technologies, Inc. and National Manufacturing Technologies, Inc., dated June 1, 2001.

     10.79 Asset Purchase Agreement by and among I-PAC Precision Machining, Inc. (dba National Manufacturing Technologies Precision Machining and dba NMT Precision Sheet Metal), I-PAC Manufacturing, Inc., (dba National Manufacturing Technologies Electronics), Alton Diversified Technologies, Inc. and National Manufacturing Technologies, Inc., dated June 1, 2001

     10.80     Sheet  Metal  Equipment  Note,  dated  June  1,  2001

     10.81     Electronics  Equipment  Note,  dated  June  1,  2001

     10.82     Sheet  Metal  Inventory  Note,  dated  June  1,  2001

     10.83     Electronics  Inventory  Note,  dated  June  1,  2001

     10.84 Assignment of Notes, Security Agreement And Landlord Agreements, dated June 1, 2001

     10.85     Workout  Agreement,  dated  June  1,  2001

     10.86     Letter  Agreement,  Collection of Accounts Receivable, dated June
1,  2001

     10.87     Alton  Security  Agreement,  dated  June  1,  2001

     10.88     EBITDA  Note


ITEM  9.  Regulation  FD  Disclosure

       NATIONAL MANUFACTURING TECHNOLOGIES, INC. ANNOUNCES SALE OF ASSETS


CARLSBAD, CALIFORNIA, JUNE 4, 2001 - National Manufacturing Technologies, Inc. ("NMT")(OTCBB:NMFG) a value-added, vertically integrated manufacturer of enclosed electronics systems and their various sub-assembly components, announced today that it has reached an agreement to sell substantially all of the assets and business of two of its subsidiaries to Alton Diversified Technologies, Inc. (ADTI), a wholly owned subsidiary of Comtel Holdings, Inc.

The assets and business of IPAC Manufacturing Inc., and IPAC Precision Machining Inc., have been sold to ADTI. These assets constitute substantially all of NMT's Electronic Manufacturing Services (EMS) business.

Comtel Holdings, Inc. is a privately held EMS provider headquartered in Orange County, California. This acquisition will add a San Diego and Tijuana presence to Comtel's current Orange County and Los Angeles manufacturing locations.

The transaction will be accomplished through a series of notes payable to NMT and its subsidiaries, paying out over various time periods. No NMT or Comtel stock will be exchanged in the transaction, which is projected to close on or about June 1, 2001. ADTI will assume certain facility and equipment leases, and employ substantially all of NMT's employees currently working at those facilities, but will assume no other secured or unsecured liabilities of the subsidiaries of NMT.

The proceeds of the notes will be used to repay the Company's secured debt and other obligations of the Company to the extent available. The Company will continue to operate its remaining commercial stamping business at its facility in Oceanside, California, which is the only portion of NMT's operating business that will not be subject to this transaction.

The Company stated that this transaction was necessary to realize and preserve value from the Company's EMS assets. Defaults by two of the Company's largest customers have caused the Company to experience severe financial pressures. The Company's lender had notified the Company that it would proceed to immediately exercise all of its available remedies in light of defaults by the Company if the transaction were not to be concluded in a timely fashion.

The Company has initiated actions to secure payment and recover damages from the defaulting customers. The Company intends to complete the re-structuring of its balance sheet and to market its remaining stamping business assets. The Company is also now seeking a merger partner who will provide substantial value to NMT's shareholders in exchange for the ability to avail itself the benefits of NMT's public company status and available NOL. The Company stated that details of the transaction and NMT's going forward business plan will be described in an 8K filing to be made within the next two weeks.

Information on the Company can be found at its website, which is located at www.NatManTech.com.
    ---------------

THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISK AND UNCERTAINTIES. THESE STATEMENTS INCLUDE, WITHOUT LIMITATION, STATEMENTS RELATING TO THE COMPANY'S FUTURE ECONOMIC PERFORMANCE, MANAGEMENT'S OPINIONS ABOUT THE ABILITY OF THE COMPANY TO COMPETE SUCCESSFULLY AND OTHER NON-HISTORICAL INFORMATION. THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE DISCUSSED HEREIN. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, WITHOUT LIMITATION, THOSE RISKS DISCUSSED IN ITEM 6 UNDER THE HEADING "ADDITIONAL RISK FACTORS'' AS WELL AS THOSE DISCUSSED ELSEWHERE IN THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB.
                                      # # #
For  further  information  contact:
Steve  Jones
760-941-9422  x104

NATIONAL  MANUFACTURING  TECHNOLOGIES,  INC.  ANNOUNCES
                                 STOCK DIVIDEND


CARLSBAD, CALIFORNIA, JUNE 4, 2001- National Manufacturing Technologies, Inc. ("NMT") (OTCBB:NMFG), a value-added, vertically integrated manufacturer of enclosed electronic systems and their various sub-assembly components, announced today that the Board of Directors has declared a stock dividend whereby each shareholder of record on June 4, 2001, will receive one additional share of common stock for every two shares they own as of the record date.

This stock dividend is not the result of having retained or current earnings against which to charge a stock dividend. This stock dividend does not constitute a distribution of earnings equivalent to the value of the shares received.

In connection with the sale of most of the Company's assets and business to Alton Diversified Technologies, Inc. (ADTI), a wholly-owned subsidiary of Comtel Holdings, Inc., the business of NMT will change significantly. Additional information on the ADTI transaction and NMT's future business plan will be discussed in a 8-K, to be published within 15 calendar days of the closing of the transaction.

Information on NMT can be found at the Company's website, which is located at www.NatManTech.com.
  -----------------

THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISK AND UNCERTAINTIES. THESE STATEMENTS INCLUDE, WITHOUT LIMITATION, STATEMENTS RELATING TO THE COMPANY'S FUTURE ECONOMIC PERFORMANCE, MANAGEMENT'S OPINIONS ABOUT THE ABILITY OF THE COMPANY TO COMPETE SUCCESSFULLY AND OTHER NON-HISTORICAL INFORMATION. THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE DISCUSSED HEREIN. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, WITHOUT LIMITATION, THOSE RISKS DISCUSSED IN ITEM 6 UNDER THE HEADING "ADDITIONAL RISK FACTORS'' AS WELL AS THOSE DISCUSSED ELSEWHERE IN THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB.
                                      # # #
For  further  information  contact:
Steve  Jones
760-941-9422  x104

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                    NATIONAL  MANUFACTURING  TECHNOLOGIES,  INC


Date:  June  18,  2001        By:  /s/  Patrick  W.  Moore
                                      --------------------
                              Patrick  W.  Moore
                              Chairman,  Chief  Executive  Officer and President